UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Morgans Hotel Group Co.’s (the “Company”) Annual Meeting of Stockholder held on May 18, 2011, four proposals were submitted to a vote of our stockholders. The final voting results were as follows:
1.
Election of Directors—Nine directors were elected to service on our Board of Directors for a term that ends at the 2012 Annual Meeting of Stockholders. The number of votes cast in favor of and withheld for each nominee, as well as the number of broker non-votes, were as follows:

			Broker Non-
Nominee	In Favor	Withheld	Vote
David T. Hamamoto	22,833,059	989,215	4,006,668
Michael Gross	22,841,619	980,655	4,006,668
Ronald W. Burkle	23,696,093	126,181	4,006,668
Robert Friedman	11,827,259	11,995,015	4,006,668
Jeffrey M. Gault	18,217,482	5,604,792	4,006,668
Thomas L. Harrison	22,848,219	974,055	4,006,668
Jason T. Kalisman	23,695,993	126,281	4,006,668
Edwin L. Knetzger, III	22,848,119	974,155	4,006,668
Michael D. Malone	22,838,219	984,055	4,006,668
2.
Ratification of Auditors—The stockholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011. The number of votes cast in favor of and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
27,786,455	42,487	0
3.
Advisory Vote on Executive Compensation—The stockholders approved, by an advisory vote, the compensation paid to the Company’s named executive officers. The number of votes cast in favor of and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
23,439,509	138,762	244,003
4.
Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation—The stockholders voted on the frequency for holding future advisory votes on executive compensation and voted in favor of future advisory votes every year. The number of votes cast in favor of every one, two or three years, as well as the number of abstentions, were as follows:

1 Year	2 Years	3 Years	Abstained
18,249,507	7,081	5,438,536	127,150

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
Date: May 23, 2011	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer and Secretary